AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of August 18, 1999 is among FUSION NETWORKS, INC., a Delaware corporation (the "Fusion"), IDM ENVIRONMENTAL CORP., a New Jersey corporation ("IDM"), IDM/FUSION HOLDINGS, INC. ("Parent"), and IDM/FNI ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Parent (the "Merger Subsidiary").

     WHEREAS, Fusion is a newly formed corporation, formed and capitalized pursuant to a business plan, a copy of which has been provided to IDM and Parent (the "Business Plan");

     WHEREAS, IDM is a diversified services and project development company;

     WHEREAS, management of IDM and Fusion have entered into negotiations and agreed in principle as to the terms on which IDM would form Parent and Merger Subsidiary for the purpose of forming a holding company structure under which IDM would become a wholly-owned subsidiary of Parent and Merger Subsidiary would merge with and into Fusion causing Fusion to become a wholly-owned subsidiary of Parent;

     WHEREAS, it is contemplated that on or prior to the Effective Time of the Merger pursuant to this Merger Agreement, the following will have occurred:
Pursuant to a Plan of Reorganization and Merger (the "IDM Reorganization") dated August 18, 1999, among IDM, Parent and IDM Merger Subsidiary, Inc., IDM will have been restructured into a holding company structure pursuant to which Parent will be the sole owner of all outstanding IDM capital stock and the holders of IDM stock will be stockholders of Parent (for purposes hereof, the IDM Reorganization shall be assumed to have been consummated prior to the Effective Time and all representations and undertakings of Parent hereunder shall be deemed to be representations and undertakings of IDM for periods prior to consummation of the IDM Reorganization);

     WHEREAS, the respective Boards of Directors of the Fusion, Parent and the Merger Subsidiary, and Parent as the sole stockholder of the Merger Subsidiary, each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1), taken together, advisable and fair to, and in the best interests of, their respective stockholders; and

     WHEREAS, for federal income Tax (as defined in Section 3.16) purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Fusion, Parent and the Merger Subsidiary hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), the Merger Subsidiary shall be merged with and into the Fusion ("Merger"). Following the Merger, the Fusion shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the DGCL, and the separate corporate existence of the Merger Subsidiary shall cease.

     SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, the Merger Subsidiary and the Fusion shall cause the Merger to be consummated by (i) filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware (the "Certificate of Merger") as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the later of such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").
SECTION 1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the fifteenth business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Oscar D. Folger, Esq., 521 Fifth Avenue, New York, New York 10175, unless another time, date or place is agreed to in writing by the parties hereto.


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     SECTION 1.4 Effects of the  Merger.  The Merger  shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Fusion and the Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Fusion and the Merger Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     SECTION 1.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Fusion in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with such Certificate of Incorporation and the DGCL. The Bylaws of the Fusion in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with such Bylaws, the Certificate of Incorporation and the DGCL.

     SECTION 1.6 Directors. The directors of the Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     SECTION 1.7 Officers. The officers of Fusion at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of shares of Fusion Common Stock (as defined in Section 2.1(c)):

     (a) Securities of the Merger Subsidiary and Parent. The issued and outstanding securities of Fusion shall remain outstanding and shall be unchanged as a result of the Merger (except that ownership of the Fusion shares shall pass to Parent pursuant to Section 2.1(c)). The issued and outstanding securities of Parent shall remain outstanding and shall be unchanged as a result of the Merger.

     (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Fusion, or by Parent, the Merger Subsidiary or any other subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Fusion Common Stock. Each share of common stock of Fusion ("Fusion Common Stock") issued and outstanding immediately prior to the Effective Time (individually, a "Share" and collectively, the "Shares") shall be converted into and be exchangeable for the right to receive 17,733.333 fully paid and non-assessable shares of common stock, par value $.01 per share, of Parent, or an aggregate of 26,600,000 shares of Parent Common Stock; provided, however, that the aggregate number of shares of Parent Common Stock issuable pursuant to the Merger shall be increased proportionately to the extent that Fusion issues additional shares of common stock as permitted by Section 5.1(b) hereof.

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

     (d) Certain Adjustments. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of shares of Parent Common Stock to be issued pursuant to Section 2.1(c) above shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

     SECTION 2.2 No Fractional Shares of Parent Common Stock. No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of certificates representing outstanding Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF FUSION

     Except as set forth in the disclosure schedule delivered by Fusion to Parent prior to the execution of this Agreement (the "Fusion Disclosure Schedule") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Fusion hereby represents and warrants to each of Parent, IDM and the Merger Subsidiary as follows:

     SECTION 3.1 Organization and Qualification; Subsidiaries.

     (a) Fusion and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws (as defined in Section 3.9) of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Fusion to be conducted.

     (b) Section 3.1 of the Fusion Disclosure Schedule sets forth a list of all subsidiaries of Fusion. Except as listed in Section 3.1 of the Fusion Disclosure Schedule, Fusion does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

     (c) Each of Fusion and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     (d) Fusion has heretofore delivered to Parent accurate and complete copies of the articles or certificate of incorporation and codes of regulations, bylaws or other similar organizational documents, as currently in effect, of each of Fusion and each of its subsidiaries.

     SECTION 3.2 Capitalization of Fusion and Its Subsidiaries.

     (a) The authorized capital stock of Fusion consists of 3,000 shares of Fusion Common Stock. As of August 18, 1999, 1,500 shares of Fusion Common Stock were issued and outstanding; and (ii) no shares of Fusion Common Stock were issued and held in the treasury of Fusion. All the outstanding shares of Fusion Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above or in Section 3.2(a) of the Fusion Disclosure Schedule
(1) there are no shares of capital stock or other voting securities of Fusion authorized, issued or outstanding, (2) there are no outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Fusion or any of its subsidiaries, obligating Fusion or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, voting securities or other equity interest in Fusion or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Fusion or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, or (3) there are no outstanding contractual obligations of Fusion or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of Fusion or any subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business. There are no stockholder agreements, voting trusts or other agreements or understandings to which Fusion or any of its subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock of Fusion.

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

     (b) All of the outstanding capital stock of Fusion's subsidiaries is owned by Fusion, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote, transfer or sell the same, except as may be provided as a matter of Law). There are no securities of Fusion or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Fusion or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of Fusion. There are no outstanding contractual obligations of Fusion or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Fusion. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals.

     (a) Fusion has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of Fusion are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Fusion Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by Fusion and, assuming the due authorization, execution and delivery hereof by each of Parent and the Merger Subsidiary, constitutes a valid, legal and binding agreement of Fusion, enforceable against Fusion in accordance with its terms.

     (b) The Board of Directors of Fusion (the "Fusion Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Fusion Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, Fusion and its stockholders; and (ii) to recommend that the stockholders of Fusion approve and adopt this Agreement. The Fusion Board has directed that this Agreement be submitted to the stockholders of Fusion for their approval by written consent or at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the voting stock of Fusion (which is comprised solely of Fusion Common Stock (the "Voting Shares"))(the "Fusion Requisite Vote") are the only votes of the holders of any class or series of capital stock of Fusion necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other vote of the stockholders of Fusion is required by law, the articles of incorporation or the code of regulations of Fusion or otherwise in order for Fusion to approve and adopt this Agreement or to consummate the transactions contemplated hereby.

     SECTION 3.4 Business Plan. Fusion has been formed, capitalized and operated to date, and until the Effective Time will be capitalized and operated, consistent with the Business Plan.

     SECTION 3.5 Financial Statements. Fusion is newly formed and, except as contemplated in the Business Plan, has no material assets and, through the date hereof, has had no material operations and has not completed a fiscal quarter for purposes of preparing financial statements. If requested, by Parent, Fusion will prepare and deliver to Parent unaudited financial statements and such other financial statements, whether audited or unaudited, as may be required by Parent to comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Any such financial statements so delivered by Fusion shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP").


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

     SECTION 3.6 No Undisclosed Liabilities. Neither Fusion nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances known to Fusion which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in Fusion financial statements and (b) liabilities or obligations incurred in the ordinary course of business which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     SECTION 3.7 Absence of Changes. Except as and to the extent disclosed to Parent, as set forth in Section 3.7 of the Fusion Disclosure Schedule or as permitted by Section 5.1, since inception Fusion and its subsidiaries have conducted their business in the ordinary and usual course consistent with Business Plan and there has not been:

     (a) any event, change, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Fusion or any repurchase, redemption or other acquisition by Fusion or any subsidiary of any Fusion securities;

     (c) any amendment of any term of any outstanding security of Fusion or any subsidiary;

     (d) (i) any incurrence or assumption by Fusion or any subsidiary of any indebtedness for borrowed money (A) other than in the ordinary and usual course of business consistent with the Business Plan or (B) in connection with any acquisition or capital expenditure permitted by Section 5.1 or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Fusion or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of Fusion), other than in the ordinary and usual course of business consistent with the Business Plan;

     (e) any creation or assumption by Fusion or any subsidiary of any Lien on any material asset of Fusion or any subsidiary other than in the ordinary and usual course of business consistent with past practice;

     (f)  any  making  of  any  loan,  advance  or  capital  contribution  to or investment in any person by Fusion or any subsidiary other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of Fusion or (iii) loans or advances to employees of Fusion or any subsidiary made in the ordinary and usual course of business consistent with the Business Plan;

     (g) (i) any contract or agreement entered into by Fusion or any subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by Fusion or any subsidiary of any contract, license or other right that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent with the Business Plan and those contemplated by this Agreement;

     (h) any material change in any method of accounting or accounting principles or practice by Fusion or any subsidiary, except for any such change required by reason of a change in GAAP; or

     (i) any (i) grant of any severance or termination pay to any director, officer or employee of Fusion or any of its subsidiaries; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Fusion or any of its subsidiaries (it being acknowledged and agreed that the hiring of employees in the ordinary course of business on an at-will basis shall not be deemed the entering into of an employment or similar agreement); (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Fusion or any of its subsidiaries other than, in the case of clause (iv) only, increases in compensation, bonus or other benefits payable to employees of Fusion or any of its subsidiaries in the ordinary and usual course of business consistent with the Business Plan or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices. SECTION 3.8 Information Supplied. None of the information supplied or to be supplied by Fusion for inclusion or incorporation by reference in the proxy statement relating to the Parent Stockholder Meeting (as defined in Section 6.1) (the "Proxy Statement"), including but not limited to the Business Plan, will, at the date mailed to stockholders and at the time of the meeting of stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Parent Stockholder Meeting any event with respect to Fusion, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Fusion shall promptly so advise Parent and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Parent.

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     SECTION 3.9  Consents and  Approvals;  No  Violations.  Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Nasdaq SmallCap Market, the Securities Act, the Exchange Act, state securities or blue sky Laws, and any other
applicable  state  regulatory   agency,   the  filing  and  recordation  of  the
Certificate  of Merger as  required  by the DGCL and as  otherwise  set forth in
Section 3.9 to Fusion Disclosure Schedule (collectively, the "Fusion Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority is necessary for the execution and delivery by Fusion of this Agreement or the consummation by Fusion of the transactions
contemplated   hereby,   except  where  the  failure  to  obtain  such  permits,
authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion. Neither the execution, delivery and performance of this Agreement by Fusion nor the consummation by Fusion of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or certificate of incorporation or code of regulations or bylaws (or similar governing documents) of Fusion or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default
(or  give  rise  to  any  right  of  termination,   amendment,  cancellation  or
acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Fusion or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "Fusion Agreements"), or (iii) violate any Law applicable to Fusion or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion. Section
3.9 of the Fusion Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained under the Fusion Agreements prior to the consummation of the transactions contemplated by this Agreement.

     SECTION 3.10 No Default. Neither Fusion nor any of its subsidiaries is in violation of any term of (i) its articles or certificate of incorporation, code of regulations, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a
Governmental Entity ("Law") applicable to Fusion, its subsidiaries or any of their respective properties or assets, except, in the case of (ii) and (iii), for violations which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion or to prevent or materially delay the performance of this Agreement by Fusion.

     SECTION 3.11 Real Property.

     (a) Fusion owns no fee interest in any real property.

     (b) Section 3.11(b) of the Fusion Disclosure Schedule sets forth all leases, subleases and other agreements (the "Real Property Leases") under which Fusion or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property that is material to the conduct of the business of Fusion and its subsidiaries, taken as a whole. Fusion has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which Fusion or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of Fusion or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rent and other sums and charges payable by Fusion and its subsidiaries as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of Fusion or any such subsidiary or, to Fusion's knowledge, the landlord, exists under any Real Property Lease. Each of Fusion and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with Fusion's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

     (c) No party to any such Real Property Leases has given notice to Fusion or any of its subsidiaries of or made a claim against Fusion or any of its subsidiaries with respect to any material breach or default thereunder.

     SECTION 3.12  Litigation.  Except as and to the extent disclosed in Section
3.12 of the Fusion Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Fusion's knowledge, threatened against Fusion or any of its subsidiaries or any of their respective properties or assets which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Fusion in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by Fusion in Section 3.12 of the Fusion Disclosure Schedule, there is no judgment, order, writ, injunction or decree outstanding against Fusion or its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     SECTION 3.13 Fusion Permits; Compliance with Applicable Laws. Fusion and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Fusion Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion. Fusion and its subsidiaries are in compliance in all material aspects with the terms of the Fusion Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion. The businesses of Fusion and its subsidiaries are not being conducted in violation of any Law applicable to Fusion or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion. To Fusion's knowledge, no investigation or review by any Governmental Entity with respect to Fusion or its subsidiaries is pending or threatened, nor, to Fusion's knowledge, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 3.14 Employee Plans.

     (a) Except as and to the extent disclosed in Section 3.14(a) of the Fusion Disclosure Schedule there are no "employee benefit plans," as defined in Section 3(3) of ERISA, employment, executive compensation, consulting or other compensation agreements, and stock option, stock award, stock purchase or other equity-based compensation, deferred compensation, severance, salary continuation, life insurance, bonus or other incentive compensation programs or arrangements, and directors' benefit, bonus or other incentive compensation arrangements, for which Fusion or any of its subsidiaries has any obligation to or liability, contingent or otherwise (each, an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans")

     (f) Except as set forth in Section 3.14(b) of the Fusion Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of Fusion or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     SECTION 3.15 Labor Matters.

     (a) Except as set forth in Section 3.15(a) of the Fusion Disclosure, there are no employment, labor or collective bargaining agreements which pertain to employees of Fusion or any of its subsidiaries. Fusion has heretofore delivered to Parent true and complete copies of (i) the employment agreements listed on
Section 3.15(a) of the Fusion Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on Section 3.15(a) of the Fusion Disclosure Schedule, together with all material amendments, modifications and supplements thereto and side letters materially affecting the duties, rights and obligations of any party thereunder.

     (b) Fusion and each of its subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

     SECTION 3.16 Environmental Matters. Except as set forth in Section 3.16 of the Fusion Disclosure Schedule, the operations of Fusion and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all applicable environmental Laws, except for noncompliance that does not and would not reasonably be expected to result in Fusion and its subsidiaries incurring material environmental costs and liabilities, and Fusion is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent material compliance in the future.

     SECTION 3.17 Taxes.

     (a) As of the date hereof, Fusion has not been required to file any Tax Returns and has not paid, or been required to pay, any material taxes and is not subject to, and has not been subject to, any audits, administrative or court proceedings or claims with respect to Taxes.

     (b) In the event the Operating files a Tax Return or pays any material taxes on or before the Effective Date, Fusion shall provide a true and complete copy of each such Tax Return to Parent and shall provide prompt written notice of any Taxes paid.

     (c) For purposes of this Agreement:

          "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Returns" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     SECTION 3.18 Absence of Questionable Payments.

     (a) Neither Fusion nor any of its subsidiaries nor, to Fusion's knowledge, any director, officer, agent, employee or other person acting on behalf of Fusion or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither Fusion nor any of its subsidiaries nor, to Fusion's knowledge, any director, officer, agent, employee or other person acting on behalf of Fusion or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     SECTION 3.19 Material Contracts.

     (a) Section 3.19 of the Fusion Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). Fusion has heretofore made available to Parent true, correct and complete copies of all written or oral contracts and agreements (and all material amendments, modifications and supplements thereto and all side letters to which Fusion or any of its subsidiaries is a party materially affecting the obligations of any party thereunder) to which Fusion or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Fusion and its subsidiaries taken as a whole, including, without limitation, all: (i) employment, severance, personal services or consulting contracts (other than any such contracts that are terminable without penalty upon not more than 90 days notice), and all non-competition or indemnification contracts with current or former directors, officers or employees of Fusion or any of its subsidiaries (including, without limitation, any contract to which Fusion or any of its subsidiaries is a party involving employees of Fusion); (ii) material license agreements relating to Intellectual Property (as defined in Section 3.21) granting to Fusion a license to practice technology used in the conduct of its current or planned operations; (iii) contracts granting a right of first refusal or first negotiation for essential properties, services or supplies, or material sales not in the ordinary course;
(iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease (including leases in connection with financing transactions) of any properties or assets of Fusion with a value in excess of $5,000 (by merger, purchase or sale of assets or stock or otherwise) entered into since inception; (vi) material contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing (A) indebtedness for borrowed money by Fusion or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred (including guaranties) or (B) Liens securing any such indebtedness; (viii) agreements that purport to limit, curtail or restrict the ability of Fusion or any of its subsidiaries, or would restrict the ability of Parent or any of its subsidiaries, to compete in any geographic area or line of business; (ix) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect Fusion or any of its subsidiaries against fluctuations in interest rates, currency exchange rates or the prices of certain commodities and raw materials;
(x) to the extent not otherwise required to be disclosed pursuant to any other clause of this Section 3.19(a), contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Parent with the SEC; and
(xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "Material Contracts"). Except as set forth in Section
3.19 of the Fusion Disclosure Schedule, neither Fusion nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of (x) the consummation of the transactions contemplated hereby or (y) the termination of such employment or consulting following such consummation.

     (b) Each of the Material Contracts is in full force and effect. There is no breach or default under any Material Contract either by Fusion or, to Fusion's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by Fusion or, to Fusion's knowledge, any other party, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     (c) No party to any such Material Contract has given notice to Fusion of or made a claim against Fusion with respect to any breach or default thereunder, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     SECTION 3.20 Insurance. Section 3.20 of the Fusion Disclosure Schedule sets forth a list of insurance policies (including information on the scope and amount of the coverage and deductibles provided thereunder) maintained by Fusion or any of its subsidiaries which policies have been issued by insurers, which, to Fusion's knowledge, are reputable and financially sound and provide coverage for the operations conducted by Fusion and its subsidiaries of a scope and coverage consistent with customary industry practice. Fusion has delivered to Parent a true and correct copy of the claims history under such policies from inception through the date hereof.

     SECTION 3.21 Intellectual Property.

     (a) Section 3.21 of the Fusion Disclosure Schedule sets forth a list of all patents, patent rights, invention disclosure statements, trademarks, trademark rights, trade names, trade name rights, service marks, and all applications for any of the foregoing, of Fusion and its subsidiaries the absence of which would reasonably be expected to have a Material Adverse Effect with respect to Fusion. Except as set forth in Section 3.21 of the Fusion Disclosure Schedule, neither Fusion nor any of its subsidiaries is entitled to receive or obligated to pay any royalties or similar payments in respect of Intellectual Property.

     (b) Fusion and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property (as hereinafter defined) used or held for use in connection with the business of Fusion and its subsidiaries as currently conducted or as contemplated to be conducted and the absence of which ownership or rights would reasonably be expected to have a Material Adverse Effect with respect to Fusion.

     (c) The use of any Intellectual Property by Fusion and its subsidiaries does not infringe on, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Fusion or any of its subsidiaries acquired the right to use any material Intellectual Property, except where the result of such infringement, violation or failure does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Fusion.

     (d) No person is challenging or, to the knowledge of Fusion, infringing on or otherwise violating any right of Fusion or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Fusion or its subsidiaries, except where the result of such challenge, infringement or violation does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Fusion.

     (e) Neither Fusion nor any of its subsidiaries has received any notice (written or otherwise) of any assertion or claim, pending or not, with respect to any Intellectual Property used by Fusion or its subsidiaries, except where the result of such assertion or claim does not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Fusion.

     (f) No material Intellectual Property owned/or licensed by Fusion or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property, other than as does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion.

     For purposes of this Agreement, "Intellectual Property" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) all licenses (whether Fusion is licensor or licensee) and other agreements relating to any Intellectual Property described in (i) or (ii);
(iv) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person;
(v) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vi) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vii) all computer software (including data and related documentation); (viii) any similar intellectual property or proprietary rights; and (ix) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

     SECTION 3.22 Year 2000. Fusion and its subsidiaries are not subject to any known the Year 2000 issues which, to the knowledge of Fusion, are material to Fusion and its subsidiaries, including issues relating to internal information systems and process control risks, embedded circuitry risks and third party risks.

     SECTION 3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Fusion or any of its affiliates.

     SECTION 3.24 Tax Treatment. Neither Fusion nor any of its affiliates or stockholders has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

     SECTION 3.25 Takeover Statutes. Fusion has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "Takeover Statutes"), including, without limitation, any antitakeover provision in Fusion's articles of incorporation or code of regulations (the "Control Shares Acquisition Law").

     SECTION 3.26 Investment Intent; Investigation. By execution of this Merger Agreement and approval of the same by the stockholders of Fusion, Fusion and each of its stockholders:

     (a) Will acquire the shares issuable by Parent, except as otherwise permitted hereunder, only for his/hers/its own account, for investment and without a view to the distribution thereof;

     (b) Has reviewed all filings of the Parent, and IDM, with the Securities and Exchange Commission or with other public agencies and has been given the opportunity to ask questions of management of the Parent and IDM to the extent he/she/it deems necessary to enter into the transactions contemplated hereby and has the requisite knowledge and experience in financial and other matters to make an informed decision regarding the same;

     (c) Understands that he/she/it may sell or otherwise transfer the Securities only if such transaction is duly registered under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an opinion of counsel, satisfactory to the Parent and its counsel, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act.

     (d) Acknowledges that, except as otherwise permitted hereunder, the certificates representing the Securities will be legended to reflect the restrictions of Section 3.26(c), and stop transfer instructions will apply; and

     (e) Realizes that the Securities are not a liquid investment, and that he/she/it may lose his/her/its entire investment.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

     Except as set forth in the disclosure schedule delivered by Parent to Fusion prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and qualified, where appropriate to give effect to the IDM Reorganization, Parent and the Merger Subsidiary hereby represent and warrant to Fusion as follows:

     SECTION 4.1 Organization.

     (a) Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent or the Merger Subsidiary to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary.

     (b) Each of Parent and Merger Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary.

     (c) Parent has heretofore delivered to Fusion accurate and complete copies of the articles of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect.

     SECTION 4.2 Capitalization of Parent.

     (a) The authorized capital stock of the Parent consists of 7,500,000 shares of Parent Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of August 13, 1999, and giving effect to the IDM Reorganization, (i) 3,331,085 shares of Parent Common Stock were issued and outstanding; (ii) 47,500 shares of Parent Common Stock were reserved for issuance under the Parent's 1993 Stock
Option Plan (the "1993 Plan"), of which 40,110 shares were subject to outstanding options; (iii) 50,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1995 Stock Option Plan (the "1995 Plan"), of which 46,900 shares were subject to outstanding options; (iv) 1,700,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1998 Stock Option Plan (the "1998 Plan"), including 1,600,000 shares reserved for issuance under the 1998 Plan which are subject to approval by the Parent stockholders relating to an amendment to increase the shares reserved under the 1998 Plan in said amount, of which 1,040,880 shares were subject to outstanding options; (v) 350,000 shares were reserved for issuance to various consultants in payment for past and future services, and (vi) shares of Parent Common Stock were reserved and subject to issuance under various other options, warrants and convertible notes (the "Other Derivative Securities") in the amounts listed in
Section 4.2(a) of the Parent Disclosure Schedule. As of the date hereof, no shares of Parent Common Stock were held in treasury, no shares of Parent Preferred Stock are issued and outstanding and 200,000 shares of Parent Preferred Stock are reserved for issuance upon exercise of the Parent Rights pursuant to the Parent Rights Agreement. All the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Common Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, and except for the transactions contemplated by this Agreement and Parent's obligations under the Parent Rights Agreement, as of the date of this Agreement (1) there are no shares of capital stock or other voting securities of Parent authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Parent, obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, voting securities or other equity interest in Parent or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (3) there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any capital stock of Parent. Except as set forth in Section 4.2(a) of the Parent Disclosure Schedule, here are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

     (b) All of the outstanding capital stock of the Merger Subsidiary is owned by Parent free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, Merger Subsidiary. There are no outstanding contractual obligations of Parent or Merger Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in Merger Subsidiary.

     SECTION 4.3 Authority Relative to This Agreement.

     (a) Each of Parent and the Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or the Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Parent Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by each of Parent and the Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by Fusion, constitutes a valid, legal and binding agreement of each of Parent and the Merger Subsidiary, enforceable against each of Parent and the Merger Subsidiary in accordance with its terms.

     (b) The Boards of Directors of Parent (the "Parent Board") and Merger Subsidiary, and the Parent as the sole stockholder of the Merger Subsidiary, have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of the Merger Subsidiary for the consummation of the transactions. The affirmative approval of the holders of Parent Common Stock representing a majority vote of stockholders present at the Parent Stockholders Meeting (as hereinafter defined) (the "Parent Requisite Vote") is the only vote of the holders of any class or series of capital stock of Parent necessary to approve the items anticipated to be submitted for approval at the Parent Shareholder Meeting (as hereinafter defined).

     SECTION 4.4 SEC Reports; Financial Statements. Parent, including for purposes of this Section 4.4 IDM, has filed all required forms, reports and documents with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore provided to Fusion, and the stockholders of Fusion, access to all reports, proxy statements and other filings with the SEC (including any amendments thereto)(the "Parent SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1999, there has not been any change, or any application or request for any change, by Parent or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes.

     SECTION 4.5 No Undisclosed Liabilities. Neither the Parent nor the Merger Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances known to Parent which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Parent SEC Reports filed prior to the date hereof, (b) liabilities or obligations incurred in the ordinary course of business which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent and (c) liabilities or obligations incurred in connection with the transactions contemplated hereby.

     SECTION 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
4.6 of the Parent Disclosure Schedule, since March 31, 1999 (a) the businesses of the Parent and the Merger Subsidiary have been conducted in the ordinary course consistent with past practice, and (b) there has not been any event, change, occurrence or development that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent or Merger Subsidiary.

     SECTION 4.7 Information Supplied. None of the information supplied or to be supplied by Parent or the Merger Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Parent Stockholder Meeting any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly so advise Fusion and such event shall be so described, and such amendment or supplement (which Fusion shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Parent. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the respective rules and regulations thereunder.

     SECTION 4.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the filing and recordation of certificates of merger as required by the DGCL and as otherwise set forth in Section 4.8 to the Parent Disclosure Schedule (the "Parent Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or the Merger Subsidiary of this Agreement or the consummation by Parent or the Merger Subsidiary of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or the Merger Subsidiary nor the consummation by Parent or the Merger Subsidiary of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or the Merger Subsidiary or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or the Merger Subsidiary or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "Parent and Merger Subsidiary Agreements") or
(iii) violate any Law applicable to Parent or the Merger Subsidiary or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Section 4.8 of the Parent Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained under the Parent and Merger Subsidiary Agreements prior to the consummation of the transactions contemplated by this Agreement.

     SECTION 4.9  Litigation.  Except as and to the extent  disclosed in Section
4.9 of the Parent Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Parent's knowledge, threatened against the Parent or the Merger Subsidiary or any of their respective properties or assets which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Parent in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by the Parent in Section 4.9 of the Parent Disclosure Schedule, there is no judgment, order, writ, injunction or decree outstanding against the Parent or the Merger Subsidiary which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or the Merger Subsidiary.

     SECTION 4.10 Compliance with Applicable Laws. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports filed prior to the date hereof, the businesses of Parent and the Merger subsidiary are not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or the Merger subsidiary is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Merger Subsidiary.

     SECTION 4.11 Absence of Questionable Payments. Neither Parent nor the Merger Subsidiary nor, to Parent's knowledge, any director, officer, agent, employee or other person acting on behalf of Parent or the Merger Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Parent nor the Merger Subsidiary nor, to Parent's knowledge, any director, officer, agent, employee or other person acting on behalf of Parent or the Merger Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     SECTION  4.12  Employee  Plans.  Except as and to the extent  disclosed  in
Section 4.12 of the Parent Disclosure Schedule there are no "employee benefit plans," as defined in Section 3(3) of ERISA, employment, executive compensation, consulting or other compensation agreements, and stock option, stock award, stock purchase or other equity-based compensation, deferred compensation, severance, salary continuation, life insurance, bonus or other incentive compensation programs or arrangements, and directors' benefit, bonus or other incentive compensation arrangements, for which the Parent or the Merger Subsidiary has any obligation to or liability, contingent or otherwise.

     SECTION 4.13 Material Contracts.

     (a) Section 4.13 of the Parent Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Parent has heretofore made available to Fusion true, correct and complete copies of all written or oral contracts and agreements (and all material amendments, modifications and supplements thereto and all side letters to which Parent or the Merger Subsidiary is a party materially affecting the obligations of any party thereunder) to which the Parent or the Merger Subsidiary is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Parent and the Merger Subsidiary taken as a whole, including, without limitation, all: (i) employment, severance, personal services or consulting contracts (other than any such contracts that are terminable without penalty upon not more than 90 days notice), and all non-competition or indemnification contracts with current or former directors, officers or employees of the Parent or the Merger Subsidiary (including, without limitation, any contract to which Parent or the Merger Subsidiary is a party involving employees of the Parent); (ii) material license agreements relating to Intellectual Property granting to the Parent a license to practice technology used in the conduct of its current or planned operations; (iii) contracts granting a right of first refusal or first negotiation for essential properties, services or supplies, or material sales not in the ordinary course; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease (including leases in connection with financing transactions) of any properties or assets of the Parent with a value in excess of $5,000 (by merger, purchase or sale of assets or stock or otherwise) entered into since March 31, 1999; (vi) material contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing (A) indebtedness for borrowed money by the Parent or the Merger Subsidiary or any such agreement pursuant to which indebtedness for borrowed money may be incurred (including guaranties) or (B) Liens securing any such indebtedness; (viii) agreements that purport to limit, curtail or restrict the ability of the Parent or the Merger Subsidiary, or would restrict the ability of Parent or the Merger Subsidiary, to compete in any geographic area or line of business; (ix) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect the Parent or the Merger Subsidiary against fluctuations in interest rates, currency exchange rates or the prices of certain commodities and raw materials; and (x) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "Material Contracts"). Except as set forth in Section
4.13 of the Parent Disclosure Schedule, neither the Parent nor the Merger Subsidiary is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of (x) the consummation of the transactions contemplated hereby or (y) the termination of such employment or consulting following such consummation.
(b) Each of the Material Contracts is in full force and effect. There is no breach or default under any Material Contract either by the Parent or, to the Parent's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Parent or, to the Parent's knowledge, any other party, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

     (c) No party to any such Material Contract has given notice to the Parent of or made a claim against the Parent with respect to any breach or default thereunder, except for any such breach or default as does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

     SECTION 4.14 Year 2000. Parent and its subsidiaries have developed and are executing a plan with respect to Year 2000 readiness (the "Parent Year 2000 Plan").The Parent Year 2000 Plan addresses the Year 2000 issues which, to the knowledge of Parent, are material to Parent and its subsidiaries, including internal information systems and process control risks, embedded circuitry risks and third party risks.

     SECTION 4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or the Merger Subsidiary or any of their affiliates.

     SECTION 4.16 Tax Treatment. Neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

                                    ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     SECTION 5.1 Conduct of Business of Fusion. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Fusion will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with the Business Plan and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Fusion Disclosure Schedule, prior to the Effective Time, neither Fusion nor any of its subsidiaries will, without the prior written consent of Parent:

     (a) amend its certificate of incorporation or bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights); provided, however, that it is specifically contemplated by the Business Plan, and Fusion is authorized hereunder, to issue, sell, deliver or agree or commit to issue, sell or deliver, shares of its common stock or securities convertible into or exchangeable for common stock of Fusion, as deemed appropriate by management of Fusion to carry out Fusion's Business Plan and provided that Fusion will notify management of Parent prior to any such issuance or commitment to issue securities;

     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;
(iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Fusion or any of its subsidiaries (other than the Merger);

     (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with the Business Plan and in amounts not material to Fusion and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of Fusion; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of Fusion or customary loans or advances to employees in the ordinary and usual course of business consistent with the Business Plan and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of Fusion or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to be created any material Lien thereupon;

     (g) except as may be required by Law, enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, labor, collective bargaining, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or (except as required under agreements existing on the date hereof and except for increases in compensation, bonus or other benefits payable to employees of Fusion or any of its subsidiaries in the ordinary and usual course of business consistent with the Business Plan) employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with the Business Plan or any assets which in the aggregate are material to Fusion and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with the Business Plan or grant any exclusive distribution rights;

     (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

     (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with Business Plan or as required by GAAP;

     (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement, other than in the ordinary and usual course of business consistent with the Business Plan or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.18; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

     (l) make or revoke any Tax election, or settle or compromise any Tax liability in excess of amounts reserved therefor on the consolidated balance sheet of Fusion as at the Audit Date, or change (or make a request to any Taxing authority to change) any aspect of its method of accounting for Tax purposes;

     (m)  pay,  discharge  or  satisfy  any  material  claims,   liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with the Business Plan;

     (n) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Fusion or any of its subsidiaries is a party;

     (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     (p) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code;

     (q) enter into any agreement or arrangement that limits or otherwise restricts Fusion or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

     (r) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(q) or any action which would (y) make any of the representations or warranties of Fusion contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or
(ii) which are not so qualified  untrue or incorrect in any material  respect or
(z) result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied.

     SECTION 5.2 Conduct of Business of Parent and IDM. Except as otherwise expressly provided in this Agreement or as set forth in Section 5.2 of the Parent Disclosure Schedule, prior to the Effective Time, neither Parent, nor IDM nor the Merger Subsidiary will, without the prior written consent of Fusion:

     (a) amend its certificate of incorporation (or other similar governing instrument) in any manner that would be materially adverse to the holders of Parent Common Stock;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

     (c) (i) declare, set aside or pay any dividend or other distribution in respect of its capital stock, (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such or (iii) redeem, repurchase or otherwise acquire any shares of Parent Common Stock;

     (d) take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

     (e) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 2.1(e) or Sections 5.2(a) through 5.2(d) or any action which (y) would make the representations or warranties of Parent and the Merger Subsidiary in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue in any material respect or (z) result in any of the conditions to the Merger set forth in
Article VII hereof not being satisfied.

     SECTION 5.3 Access to Information.

     (a) Between the date hereof and the Effective Time, Fusion will give Parent and the Merger Subsidiary and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and other facilities and to all books and records of Fusion and its subsidiaries, will permit Parent and the Merger Subsidiary to make such inspections as Parent and the Merger Subsidiary may reasonably require and will cause Fusion's officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of Fusion and its subsidiaries as Parent or the Merger Subsidiary may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by Fusion in this Agreement.

     (b) Between the date hereof and the Effective Time, Parent and the Merger Subsidiary will give Fusion and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of Parent and its subsidiaries, will permit Fusion to make such inspections as Fusion may reasonably require and will cause Parent's officers and those of its subsidiaries to furnish Fusion with such financial and operating data and other information with respect to the business, properties and personnel of Parent and its subsidiaries as Fusion may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(b) shall affect or be deemed to modify any of the representations or warranties made by Parent or the Merger Subsidiary in this Agreement.

     (c) Between the date hereof and the Effective Time, Fusion shall furnish to Parent and the Merger Subsidiary, concurrently with the deliveries thereof to management or Fusion Board, such monthly financial statements and data as are regularly prepared for distribution to Fusion management or the Fusion Board.

     (d) Until the Effective Time, each of Parent and the Merger Subsidiary will hold and will cause its authorized representatives to hold in confidence all documents and information concerning Fusion and its subsidiaries furnished to Parent or the Merger Subsidiary in connection with the transactions contemplated by this Agreement except to the extent such documents and information are required to be disclosed by Law, including disclosure required by federal and state securities laws.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1 Stockholder Meetings.

     (a) Fusion shall take all lawful action to (i) cause the stockholders of Fusion to execute a unanimous consent approving the terms of this Agreement, or
(ii) cause a special meeting of its stockholders (the "Fusion Stockholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (iii) solicit proxies from its stockholders to obtain the Fusion Requisite Vote for the approval and adoption of this Agreement. The Fusion Board shall recommend approval and adoption of this Agreement and the Merger by Fusion's stockholders and the Fusion Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

     (b) Parent, as sole stockholder of Merger Subsidiary, shall execute a written consent or otherwise take such steps as may be necessary to satisfy applicable stockholder approval requirements relating to the Merger.

     (c) Parent and IDM shall take all lawful action to (i) cause a special meeting of the stockholders of IDM (the "Parent Stockholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval of the Action Items (as defined in Section 6.4 below) and (ii) solicit proxies from IDM's stockholders to obtain the Parent Requisite Vote. IDM's Board shall recommend approval of the Action Items by IDM's stockholders and, except as required to comply with their fiduciary duty under applicable Law, IDM's Board shall not be permitted to withdraw, amend or modify in a manner adverse to Fusion such recommendation (or announce publicly its intention to do so).

     SECTION 6.2 Registration of Securities to be Issued.

     (a) As soon as practicable after the date hereof, Parent shall file with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form S-4, or such other form as may be appropriate for the purpose of registering the Parent Common Stock to be issued to the Fusion shareholders pursuant to the Merger and seeking proxies in connection with the vote of the stockholders of the Parent with respect to the Action Items. Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon as possible. Prior to filing, Parent shall consult with Fusion and provide Fusion with a full opportunity to review and comment on all portions of the Prospectus/Proxy Statement and Registration Statement. Fusion shall cooperate with Parent and its counsel in the preparation of the Registration Statement and shall provide all information and documents reasonably requested, including financial statements as shall be required, in connection with preparation of such Registration Statement.

     (b) If, and to the extent necessary to facilitate the resale of shares received in the Merger free of the limitations of Rule 144 or Rule 145, Parent shall file with the SEC an additional registration statement (the "Resale Registration Statement") on Form S-3, or such other form as may be appropriate, for the purpose of registering the resale by non-management shareholders of Fusion of up to 7,300,000 shares of Parent Common Stock to be issued in the Merger. Parent shall use all reasonable efforts to cause the Resale Registration Statement to become effective as soon as possible following the Effective Time. Fusion shall provide a list of selling shareholders who desire to have shares included in the Resale Registration Statement and Fusion, and such selling shareholders, shall cooperate fully with Parent and its counsel in the preparation of the Resale Registration Statement.

     SECTION 6.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement.

     SECTION 6.4 Action Items. The Parent's Board and IDM's board shall approve, and submit to IDM's stockholders for approval, a single proposal to (i) approve the terms of the Merger; (ii) approve the terms of the IDM Reorganization; (iii) amend the Parent Certificate of Incorporation to increase the authorized shares of Common Stock of the Parent to 100,000,000 shares; (iv) amend the Parent Certificate of Incorporation to decrease the par value of the Parent Common Stock to $0.001 per share; (v) amend the Parent Certificate of Incorporation to change the name of the Parent to a name to be determined by the Parent Board after consultation with management of Fusion; (vi) approve, a proposal, as previously approved by the Parent's Board, to increase the number of shares reserved for issuance pursuant to Parent's 1998 Plan by 1,600,000 shares (collectively, the foregoing items (i) through (vi) submitted for approval at the Parent Stockholder Meeting are referred to as the "Action Items") and (vii) carry out such other matters as management of Parent shall reasonably deem necessary. The Action Items shall be voted on, and approved or rejected, by the Parent stockholders as a single proposal and not individually. Joel Freedman and Frank Falco, as the principal officers and shareholders of Parent, agree to vote for the Action Items at the Parent Stockholder Meeting.

     SECTION 6.5. Grants of Options. Parent's Board is specifically authorized under this Merger Agreement to grant additional options in an aggregate amount up to the total shares reserved for issuance under Parent's 1993 Plan, 1995 Plan and 1998 Plan, as increased.

     SECTION 6.6. Parent Directors. On, or as soon as practical following, the Effective Time, Parent shall decrease the size of its board of directors to five persons with three of such directors to be designated by Fusion and two of such directors to be designated by IDM.

     SECTION 6.7. Undertakings of Fusion and Parent Relating to IDM. Parent and Fusion agree: (i) to guarantee, for a period of three years following the Effective Time, the salary of Joel Freedman and Frank Falco, pursuant to their existing employment agreements with IDM, in the amount of $50,000 per year each;
(ii) to cause fifty percent (50%) of all proceeds received from the conversion or exercise of options or warrants of IDM or Parent outstanding on the Effective Time to be contributed to the capital of IDM and fifty percent (50%) of such proceeds to be contributed to the capital of Fusion; and (iii) to nominate and recommend the election of Joel Freedman and Frank Falco to the board of Parent for a minimum of five years following the Parent Stockholder Meeting.

     SECTION 6.8. Approval of Issuances of Shares in Payment of Expenses. The Parent's Board is hereby authorized under this Merger Agreement to issue up to 350,000 shares of Parent Common Stock, currently reserved for issuance, in payment of certain amounts owed by IDM to consultants and service providers.

     SECTION 6.9 No Solicitation; Acquisition Proposals. From the date hereof until the termination hereof, and except as expressly permitted by the following provisions of this Section 6.9, Fusion will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, Fusion or any of its subsidiaries to, directly or indirectly,
(i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 9.12(a)), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to Fusion or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal.

     SECTION 6.10 Public Announcements. Each of Parent, the Merger Subsidiary and Fusion will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the Nasdaq SmallCap Market, as determined by Parent, the Merger Subsidiary or Fusion, as the case may be.

     SECTION 6.11 Notification of Certain Matters. Fusion shall, upon obtaining knowledge of any of the following, give prompt notice to Parent and the Merger Subsidiary, and Parent and the Merger Subsidiary shall, upon obtaining knowledge of any of the following, give prompt notice to Fusion, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of Fusion, Parent or the Merger Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to the effect of the transactions contemplated hereby not to be satisfied, (iv) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (v) any notice or other communication from any Governmental Entity in connection with the Merger, (vi) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against Fusion or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the Merger, (vii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (viii) any Material Adverse Effect in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.11 Tax-Free Reorganization Treatment. Fusion, Parent and the Merger Subsidiary shall execute and deliver to Friedman Siegelbaum LLP, special tax counsel to the Parent, certificates substantially in the forms agreed to on or prior to the date hereof at such time or times as reasonably requested by such law firm in connection with the delivery of an opinion with respect to the transactions contemplated hereby. Prior to the Effective Time, none of Fusion, Parent or the Merger Subsidiary shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

     SECTION 6.12 Employee Matters. Parent will cause the Surviving Corporation to honor the obligations of Fusion or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements disclosed in Section 6.12 of Fusion Disclosure Schedule between and among Fusion or any of its subsidiaries and any current or former officer, director, consultant or employee of Fusion or any of its subsidiaries.

     SECTION 6.13 SEC Filings. Parent shall furnish to Fusion copies of all reports, proxy statements and prospectuses of the type referred to in Section
4.4 which it files with the SEC on or after the date hereof, and Parent represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 6.14 Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the Nasdaq SmallCap Market on or prior to the Closing Date, subject to official notice of issuance.

     SECTION 6.15 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Fusion shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

     (a) This Agreement shall have been approved and adopted by the unanimous vote of the stockholders of Fusion and the Merger Subsidiary and the Action Items shall have been approved by the stockholders of IDM;

     (b) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion or Parent and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law; and

     (c) All necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

     SECTION 7.2 Conditions to the Obligations of the Parent and the Merger Subsidiary. The respective obligations of Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and the Merger Subsidiary, as the case may be, to the extent permitted by applicable Law:

     (a) The representations and warranties of Fusion contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Fusion pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

     (b) Fusion shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) Fusion shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of Fusion (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

     (d) Parent shall have received an opinion of Friedman Siegelbaum LLP, dated the Effective Time, based on the representations of Parent, the Merger Subsidiary and Fusion, referred to in Section 6.11, to the effect that the Merger will be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     (e) (i) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion or Parent, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion or Parent.

          (ii) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (A) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Fusion or Parent any damages that are material in relation to Fusion and its subsidiaries taken as a whole or Parent and its subsidiaries taken as a whole, as applicable, (B) seeking to (1) prohibit or limit the ownership or operation by Fusion, Parent or any of their respective subsidiaries of any material portion of the business or assets of Fusion and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as applicable,
     (2) compel Fusion, Parent or any of their respective subsidiaries to dispose of or "hold separate" any material portion of the business or assets of Fusion and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as applicable, as a result of the Merger or any of the other transactions contemplated by this Agreement or (3) impose any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of, the transactions contemplated hereby or the conduct of the business of the Surviving Corporation or the Parent (including any agreement not to compete in any geographic area or line of business), (C) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of Fusion or the Surviving Corporation, including the right to vote the common stock of the Surviving Corporation, on all matters properly presented to the stockholders of the Surviving Corporation, (D) seeking to prohibit Parent and its subsidiaries from effectively controlling in any material respect the business or operations of Fusion and its subsidiaries, taken as a whole, (E) which would result in the abrogation or diminishment of any authority or license granted by any Governmental Entity or (F) which otherwise could reasonably be expected to have a Material Adverse Effect on Fusion or Material Adverse Effect on Parent.

     (e) Fusion shall have obtained (i) the consents and approvals set forth in Sections 3.3 and 3.8 of the Fusion Disclosure Schedule and (ii) the consent or approval of each person whose consent or approval shall be required under any Material Contract, Real Property Lease or other obligation to which Fusion or any of its subsidiaries is a party, except those for which the failure to obtain such consents or approvals does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion and would not prevent or materially impair the ability of Fusion to consummate the transactions contemplated by this Agreement.

     (f) The Board of Directors of the Parent shall have received an opinion of Chartered Capital Advisers, Inc., dated the date of this Agreement, to the effect that, as of such date, the terms of the Merger are fair to the Parent and its stockholders from a financial point of view and, as of the Closing Date, such opinion has not been withdrawn or modified in a manner adverse to Parent.

     SECTION 7.3 Conditions to the Obligations of Fusion. The obligations of Fusion to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Fusion to the extent permitted by applicable Law:

     (a) The representations and warranties of Parent and the Merger Subsidiary contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and the Merger Subsidiary pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

     (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) Parent shall have delivered to Fusion a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the vote referred to in Section 7.1(a), by mutual written consent of Fusion and Parent by action of their respective Boards of Directors.

     SECTION 8.2 Termination by Either Parent or Fusion. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or Fusion if:

     (a) the Merger shall not have been consummated by March 31, 2000, whether such date is before or after the date of approval of the Merger by the vote referred to in Section 7.1(a)(the "Termination Date"); provided, however, that if either Parent or Fusion determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Parent or Fusion from time to time by written notice to the other party to a date not beyond June 30, 2000;

     (b) the requisite vote of the stockholders of IDM shall not have been obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

     (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the stockholders of Fusion); or

     (e) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), and 7.2(e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     SECTION 8.3 Termination by Fusion. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Fusion stockholders referred to in
Section 7.1(a), by action of the Fusion Board if there is a breach by Parent or the Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 7.3(a) or 7.3(b), which has not been cured within 15 business days following receipt by Parent of written notice of such breach;

     SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Parent Requisite Vote referred to in
Section 7.1(a) if there is a breach by Fusion of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 7.2(a) or 7.2(b), which has not been cured within 15 business days following receipt by Fusion of written notice of such breach

     SECTION 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement  (other than this Section 8.5 and Sections  5.3(d),
6.14 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided in this Section 8.5, no such termination shall relieve any party hereto of any liability or damages resulting from (i) any willful breach of any representations or warranties contained in this Agreement or (ii) any breach of any covenant or agreement contained in this Agreement.

     SECTION 8.6 Amendment. This Agreement may be amended by action taken by Fusion, Parent and the Merger Subsidiary at any time before or after approval of the Merger by the Fusion stockholders and the Parent Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and the Merger Subsidiary shall together be deemed one party and Fusion shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Entire Agreement; Assignment.

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that Fusion may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Merger Subsidiary of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

    if to Parent or to Merger Subsidiary, to:   IDM Environmental Corp.
                                                396 Whitehead Avenue
                                                South River, New Jersey 08882
                                                Attn: Joel Freedman, President
                                                Facsimile: (732) 390-9545

    with a copy to:                             Vanderkam & Sanders
                                                440 Louisiana, Suite 475
                                                Houston, Texas 77002
                                                Attn: Michael Sanders, Esq.
                                                Facsimile: (713) 547-8910

    if to Fusion, to:                           Fusion Networks, Inc.
                                                8115 N. W. 29th Avenue
                                                Miami, Florida 33122
                                                Attn: Hernando Bahamon
                                                Facsimile: (305) 477-6703

    with a copy to:                             Oscar D. Folger, Esq.
                                                Fifth Avenue - 24th Floor
                                                New York, New York  10175
                                                Facsimile: (212) 697-9570

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 9.4 Governing Law. Except to the extent that Delaware Law is mandatorily applicable to the Merger and for the rights of the shareholders of Fusion, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

     SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and except as provided in Section 6.7(c) inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in
Section 6.7(c), nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.7 Indemnification. Each of Fusion, Parent and Merger Subsidiary (each, an "Indemnitor") hereby jointly and severally agrees to indemnify the other, and their respective officers, directors, employees, attorneys and agents (each, an "Indemnitee") and hold them harmless against and in respect of (i) any and all loss, liability or damage suffered or incurred by the Indemnitee by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by the Indemnitor; and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     SECTION 9.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     SECTION 9.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Southern District of the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the United States for the Southern District of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.

     SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.11 Interpretation.

     (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 18, 1999. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 9.12 Definitions.

     (a) "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Fusion: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Fusion and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (b) "beneficial ownership" or "beneficially own" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     (c) "know" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

     (d) "Material Adverse Effect" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, business, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

     (e) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (f) "subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

IDM ENVIRONMENTAL CORP.                  IDM/FNI ACQUISITION CORPORATION


By:      /S/ JOEL FREEDMAN                     By:      /S/ JOEL FREEDMAN
       -------------------------                    ----------------------------
Name:    Joel Freedman                         Name:    Joel Freedman
Title:   President and                         Title:   President and
         Chief Executive Officer                        Chief Executive Officer

IDM/FUSION HOLDINGS, INC                 FUSION NETWORKS, INC.


By:      /S/ JOEL FREEDMAN                     By:   /S/ HERNANDO BAHAMON
      -------------------------                     ----------------------------
Name:    Joel Freedman                         Name:  Hernando Bahamon
Title:   President and                         Title: President
         Chief Executive Officer